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                                                                   EXHIBIT 10.11

                             GUARDIAN TECHNOLOGIES
                                 INTERNATIONAL

                                 April 10, 1997

Mr. Len Adler
Adler Financial Group
11350 Random Hills Road, Suite 720
Fairfax, VA  22030

Dear Mr. Adler:

     Thank you for your offer of March 25 to loan Guardian Technologies International, Inc. $1,800,000 secured by a first deed of trust on our property at 22570 Markey Court, Dulles, VA.

     After consultation with Guardian's Board of Directors, one of the directors offered to extend Guardian a line of credit in the amount of $900,000 under terms and conditions which closely match those outlined in the March 25 offer we received from you. Therefore, we would appreciate your consideration of the following modifications to your offer.

     Adler Financial Group wold establish, by modifying existing loan documents with Guardian, a Line of Credit facility. Total additional funds available will be $900,000. Guardian may draw up to $650,000 with current tenants' leases in place and up to a maximum of $900,000 when the building is fully leased. Funds will be advanced on an as needed basis subject to a minimum draw of $50,000 and no more than two (2) draws per month. The credit facility will bear interest at 15% per annum, interest only payable monthly. The term of this arrangement will be for a period of 2 years from the date of the original agreement, or February 7, 1999 when the original principal plus any draws on the credit facility will be due and payable.

     Guardian will pay all costs relating to closing. Guardian agrees to pay a minimum of 3 months of interest on the additional borrowings during the remainder of the term.

     Guardian's attorney, Odin, Feldman & Pittleman, P.C., will also certify that your trust is a valid first trust lien subject only to the usual and customary covenants, easements and rights-of-way of record and provide evidence of property insurance naming Adler Financial Group as an additional named insured.

     Adler Financial Group would hold this offer for a Line of Credit facility open for 30 days. There shall be a review of leases and approval of closing documents by the Adler Financial Group, approval of which shall not be unreasonably withheld.


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     If you are amenable to this alternative proposal, please so indicate by signature below and I will forward the appropriate documents forthwith.

                                             Sincerely,


                                             /s/ Joseph F. Fernandez
                                             -----------------------------
                                             Joseph F. Fernandez
                                             Vice President


APPROVED:

/s/ Joan M. Smith
----------------------------
Joan M. Smith
Vice President













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